EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                 Year Ended December 31,
                                                                 -----------------------
                                          1999            2000           2001          2002            2003
                                          ----            ----           ----          ----            ----

Basic earnings per share:

Net income (loss)                   $     648,571   $     521,817   $   (164,150)  $   (663,988)  $ (2,753,715)
Preferred stock dividends                 (59,160)        (59,160)       (59,160)       (59,160)       (59,160)
                                   --------------- --------------- -------------- -------------- --------------
                                          589,411         462,654       (223,310)      (723,148)    (2,812,875)
                                   =============== =============== ============== ============== ==============

Basic weighted average number
  of shares outstanding             (1)12,061,991   (1)12,061,991  (1)12,001,868  (1)11,956,991  (1)11,956,991
                                   =============== =============== ============== ============== ==============

Basic earnings per share
  Net income (loss)                 $         .05   $         .04   $       (.02)  $       (.06)  $       (.24)
                                   =============== =============== ============== ============== ==============

Diluted earnings per share:

Net income (loss)                   $     648,571   $     521,817   $   (164,150)  $   (663,988)  $ (2,753,715)
Preferred stock dividends                 (59,160)        (59,160)       (59,160)       (59,160)       (59,160)
                                   --------------- --------------- -------------- -------------- --------------
                                          589,411         462,654       (223,310)      (723,148)    (2,812,875)
                                   =============== =============== ============== ============== ==============

Diluted weighted average number
  of shares outstanding             (1)12,061,991   (1)12,061,991  (1)12,001,868  (1)11,956,991  (1)11,956,991
                                   =============== =============== ============== ============== ==============

Diluted earnings per share
  Net income (loss)                 $         .05   $         .04   $       (.02)  $       (.06)  $       (.24)
                                   =============== =============== ============== ============== ==============




(1) See Note 1 to the financial statements













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